Exhibit 99.1

Air Products and Chemicals, Inc.

7201 Hamilton Boulevard

Allentown, PA 18195-1501

www.airproducts.com

Air Products Reports Strong First Quarter Fiscal 2015 Results

•	Non-GAAP diluted EPS of $1.55*, up 16 percent* versus prior year and above guidance range

•	Adjusted EBITDA up 10 percent* versus prior year

•	Strong performance driven by lower costs and improvement in volumes and price

•	New organizational structure in place and delivering results

•	GAAP EPS of $1.50 versus prior year of $1.34

LEHIGH VALLEY, Pa. (January 29, 2015) – Air Products (NYSE:APD) today reported net income of $335 million*, up 17 percent* versus prior year, and diluted earnings per share (EPS) of $1.55*, up 16 percent* versus prior year, on a non-GAAP continuing operations basis for its fiscal first quarter ended December 31, 2014.

On a GAAP basis, net income and diluted EPS from continuing operations were $325 million and $1.50, respectively, for the quarter.

*The results and guidance in this release, unless otherwise indicated, are based on non-GAAP continuing operations. A reconciliation of GAAP to non-GAAP results can be found at the end of this release.

First quarter sales of $2,561 million increased one percent versus prior year, as higher volumes and pricing were largely offset by unfavorable currency impacts and the exit from the Polyurethane Intermediates Business (PUI). Excluding these impacts, underlying sales increased five percent on four percent higher volumes with strength across most of the segments. Sequentially, sales declined four percent on lower seasonal volumes and unfavorable currency impacts.

Operating income of $445 million increased 15 percent versus prior year as higher volumes, favorable cost performance, and stronger pricing more than offset unfavorable currency impacts. Operating margin of 17.4 percent improved 230 basis points. Adjusted EBITDA of $723 million increased 10 percent, and EBITDA margin of 28.2 percent improved 240 basis points over prior year. Sequentially, operating income declined six percent, mainly due to lower seasonal volumes and unfavorable currency impacts.

Commenting on the quarter, Seifi Ghasemi, chairman, president and chief executive officer, said, “We started fiscal 2015 strong, delivering double-digit EBITDA and earnings growth. These results clearly demonstrate our people’s focus on safety, cost, and serving our customers in the new organization. Despite economic uncertainty, we are greatly encouraged by these results, and the team is focused on the actions we can control to deliver on our commitments.”

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First Quarter Results by Business Segment:

•

Industrial Gases – Americas sales of $1,003 million increased six percent versus prior year, primarily on higher North America volumes and stronger pricing. Sequentially, underlying sales declined one percent, primarily due to seasonality in North America. Operating income of $211 million increased 14 percent, and operating margin of 21.1 percent improved 160 basis points over prior year on higher North America volumes, pricing, and favorable cost performance. Adjusted EBITDA of $332 million increased eight percent, and EBITDA margin of 33.1 percent improved 70 basis points over prior year.

•

Industrial Gases – Europe, Middle East, and Africa (EMEA) sales of $501 million declined nine percent versus last year, primarily on a seven percent unfavorable currency impact. Underlying sales were flat, with modest liquid bulk volume growth offset by weaker packaged gases. Operating income of $81 million and adjusted EBITDA of $143 million were both down five percent versus prior year, primarily due to the unfavorable currency impact. Operating margin of 16.2 percent improved 70 basis points, and EBITDA margin of 28.5 percent improved 130 basis points over prior year.

•

Industrial Gases – Asia sales of $399 million increased one percent versus prior year. Volumes increased six percent, primarily from new plants coming onstream, partially offset by lower energy pass-through and currency. Operating income of $91 million increased nine percent, and operating margin of 22.7 percent improved 180 basis points over prior year due to higher volumes and favorable cost performance. Adjusted EBITDA of $155 million increased 12 percent, and EBITDA margin of 38.8 percent improved 370 basis points over prior year.

•

Materials Technologies sales of $524 million increased nine percent versus prior year on 11 percent higher volumes. Electronics Materials sales were up 13 percent and Performance Materials sales increased six percent over prior year on volume growth in all business units. Sequentially, sales decreased seven percent on Performance Materials volume seasonality and strong prior quarter equipment sales in Electronics. Operating income of $105 million increased 63 percent, and operating margin of 20 percent improved 660 basis points versus prior year, primarily due to higher volumes and favorable cost performance. Adjusted EBITDA of $129 million increased 45 percent, and EBITDA margin of 24.7 percent improved 610 basis points over prior year.

Non-GAAP results for the company exclude a pre-tax charge of $32.4 million, or $0.10 per share, for business restructuring and cost reduction actions, and a pre-tax gain of $17.9 million, or $0.05 per share, on the revaluing of a previously held equity interest.

Outlook

The capital expenditure forecast for the fiscal year 2015 remains between $1.7 billion and $1.9 billion.

Looking ahead, Air Products expects second quarter EPS from continuing operations to be between $1.50 and $1.55 per share, and guidance for continuing operations for fiscal 2015 of $6.35 to $6.55 per share.

Access the Q1 earnings teleconference scheduled for 10:00 a.m. Eastern Time on January 29 by calling 719-325-4837 and entering pass code 8508729, or access the Event Details page on Air Products’ Investor Relations web site.

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About Air Products

Air Products (NYSE:APD) is a leading industrial gases company. For nearly 75 years, the company has provided atmospheric, process and specialty gases, and related equipment to manufacturing markets, including metals, food and beverage, refining and petrochemical, and natural gas liquefaction. Air Products’ Materials Technologies segment serves the semiconductor, polyurethanes, cleaning and coatings, and adhesives industries. Over 20,000 employees in 50 countries are working to make Air Products the world’s safest and best performing industrial gases company, providing sustainable offerings and excellent service to all customers. In fiscal 2014, Air Products had sales of $10.4 billion and was ranked number 276 on the Fortune 500 annual list of public companies. For more information, visit www.airproducts.com.

NOTE: This release contains “forward-looking statements” within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements about earnings guidance and business outlook. These forward-looking statements are based on management’s reasonable expectations and assumptions as of the date of this release. Actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors not anticipated by management, including, without limitation, weakening or reversal of global or regional economic recovery; significant fluctuations in interest rates and foreign currencies from that currently anticipated; future financial and operating performance of major customers; unanticipated contract terminations or customer cancellations or postponement of projects and sales; the impact of competitive products and pricing; unexpected changes in raw material supply and markets; the impact of price fluctuations in natural gas and disruptions in markets and the economy due to oil price volatility; unanticipated asset impairments or losses; the ability to recover increased energy and raw material costs from customers; costs and outcomes of litigation or regulatory investigations; the impact of management and organizational changes, including pension settlement and other associated costs; the success of productivity programs; the timing, impact, and other uncertainties of future acquisitions or divestitures; political risks, including the risks of unanticipated government actions that may result in project delays, cancellations or expropriations; the impact of changes in environmental, tax or other legislation and regulatory activities in jurisdictions in which the Company and its affiliates operate; the impact on the effective tax rate of changes in the mix of earnings among our U.S. and international operations; and other risk factors described in the Company’s Form 10-K for its fiscal year ended September 30, 2014. The Company disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this release to reflect any change in the Company’s assumptions, beliefs or expectations or any change in events, conditions, or circumstances upon which any such forward-looking statements are based.

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Media Inquiries:

Katie McDonald, tel: (610) 481-3673; email: mcdonace@airproducts.com.

Investor Inquiries:

Simon Moore, tel: (610) 481-7461; email: mooresr@airproducts.com.

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*	Presented below are reconciliations of the reported GAAP results to the non-GAAP measures.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Millions of dollars unless otherwise indicated, except for share data)

The discussion of first quarter results includes comparisons to non-GAAP financial measures, including Adjusted EBITDA and non-GAAP Capital Expenditures. The presentation of non-GAAP measures is intended to enhance the usefulness of financial information by providing measures which our management uses internally to evaluate our operating performance and manage our capital expenditures. Definitions of non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures.

CONSOLIDATED RESULTS

	Continuing Operations
2015 Q1 vs. 2014 Q1	Operating Income	Operating Margin		Income	Diluted EPS
2015 Q1 GAAP	$430.0	16.8%		$324.6	$1.50
2014 Q1 GAAP	385.6	15.1%		287.1	1.34
Change GAAP	$44.4	170	bp	$37.5	$.16
% Change GAAP	12%			13%	12%

2015 Q1 GAAP	$430.0	16.8%		$324.6	$1.50
Business restructuring and cost reduction actions (tax impact $10.7)	32.4	1.3%		21.7	.10
Gain on previously held equity interest (tax impact $6.7)	(17.9)	(.7)%		(11.2)	(.05)
2015 Q1 Non-GAAP Measure	$444.5	17.4%		$335.1	$1.55

2014 Q1 GAAP	$385.6	15.1%		$287.1	$1.34
2014 Q1 Non-GAAP Measure	$385.6	15.1%		$287.1	$1.34

Change Non-GAAP Measure	$58.9	230	bp	$48.0	$.21
% Change Non-GAAP Measure	15%			17%	16%

2015 Q1 vs. 2014 Q4	Operating Income	Operating Margin		Income	Diluted EPS
2015 Q1 GAAP	$430.0	16.8%		$324.6	$1.50
2014 Q4 GAAP	144.1	5.4%		102.5	.47
Change GAAP	$285.9	1,140	bp	$222.1	$1.03
% Change GAAP	198%			217%	219%

2015 Q1 GAAP	$430.0	16.8%		$324.6	$1.50
Business restructuring and cost reduction actions (tax impact $10.7)	32.4	1.3%		21.7	.10
Gain on previously held equity interest (tax impact $6.7)	(17.9)	(.7)%		(11.2)	(.05)
2015 Q1 Non-GAAP Measure	$444.5	17.4%		$335.1	$1.55

2014 Q4 GAAP	$144.1	5.4%		$102.5	$.47
Business restructuring and cost reduction actions (tax impact $4.5)	12.7	.4%		8.2	.04
Pension settlement loss (tax impact $1.9)	5.5	.2%		3.6	.02
Goodwill and intangible asset impairment charge(A)	310.1	11.6%		275.1	1.27
Chilean tax rate change	—	—		20.6	.10
Tax election benefit	—	—		(51.6)	(.24)
2014 Q4 Non-GAAP Measure	$472.4	17.6%		$358.4	$1.66

Change Non-GAAP Measure	$(27.9)	(20	bp)	$(23.3)	$(.11)
% Change Non-GAAP Measure	(6)%			(7)%	(7)%

(A)	Noncontrolling interests impact of $33.7 and tax impact of $1.3.

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ADJUSTED EBITDA

We define Adjusted EBITDA as income from continuing operations (including noncontrolling interests) excluding certain disclosed items, which the Company does not believe to be indicative of ongoing business trends, plus interest expense, income tax provision, and depreciation and amortization expense. We believe Adjusted EBITDA is a useful operational metric.

Below is a reconciliation from Income from Continuing Operations to Adjusted EBITDA.

2015	Q1	Q2	Q3	Q4		YTD
Income from Continuing Operations	$337.5					$337.5
Add: Interest expense	29.1					29.1
Add: Income tax provision	106.5					106.5
Add: Depreciation and amortization	235.5					235.5
Add: Business restructuring and cost reduction actions	32.4					32.4
Less: Gain on previously held equity interest	17.9					17.9
Adjusted EBITDA	$723.1					$723.1

2014	Q1	Q2	Q3	Q4		YTD
Income from Continuing Operations	$296.0	$291.5	$323.5	$77.5		$988.5
Add: Interest expense	33.3	31.5	31.3	29.0		125.1
Add: Income tax provision	94.5	92.1	102.1	77.3	(A)	366.0	(A)
Add: Depreciation and amortization	234.2	229.1	239.0	254.6		956.9
Add: Business restructuring and cost reduction actions	—	—	—	12.7		12.7
Add: Pension settlement loss	—	—	—	5.5		5.5
Add: Goodwill and intangible asset impairment charge	—	—	—	310.1		310.1
Adjusted EBITDA	$658.0	$644.2	$695.9	$766.7		$2,764.8

(A) Includes an income tax benefit of $51.6 from the favorable impact of a tax election in a non-U.S. subsidiary partially offset by $20.6 of income tax expense from Chilean tax reform.

2015 Q1 vs. 2014 Q1
Adjusted EBITDA change	$65.1
Adjusted EBITDA % change	10%

2015 Q1 vs. 2014 Q4
Adjusted EBITDA change	$(43.6)
Adjusted EBITDA % change	(6)%

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Below is a reconciliation from segment Operating Income to Adjusted EBITDA:

	Industrial Gases– Americas		Industrial Gases– EMEA		Industrial Gases– Asia		Industrial Gases– Global	Materials Technologies		Energy- from- Waste	Corporate and other	Total
Three Months Ended 31 December 2014
Operating Income	$211.2		$81.3		$90.5		$(17.9)	$104.6		$(2.5)	$(22.7)	$444.5
Add: Depreciation and amortization	103.6		51.1		49.6		4.3	24.0		—	2.9	235.5
Add: Equity affiliates’ income	17.2		10.3		14.6		.4	.6		—	—	43.1
Adjusted EBITDA	$332.0		$142.7		$154.7		$(13.2)	$129.2		$(2.5)	$(19.8)	$723.1
Adjusted EBITDA margin	33.1%		28.5%		38.8%			24.7%				28.2%

Three Months Ended 31 December 2013
Operating Income	$184.5		$85.2		$82.7		$(10.3)	$64.3		$(2.9)	$(17.9)	$385.6
Add: Depreciation and amortization	104.0		54.9		46.4		1.7	24.5		—	2.7	234.2
Add: Equity affiliates’ income	17.6		9.7		9.6		.7	.6		—	—	38.2
Adjusted EBITDA	$306.1		$149.8		$138.7		$(7.9)	$89.4		$(2.9)	$(15.2)	$658.0
Adjusted EBITDA margin	32.4%		27.2%		35.1%			18.6%				25.8%
Adjusted EBITDA change	$25.9		$(7.1)		$16.0		$(5.3)	$39.8		$.4	$(4.6)	$65.1
Adjusted EBITDA % change	8%		(5)%		12%		(67)%	45%		14%	(30)%	10%
Adjusted EBITDA margin change	70	bp	130	bp	370	bp		610	bp			240	bp

CAPITAL EXPENDITURES

We utilize a non-GAAP measure in the computation of capital expenditures and include spending associated with facilities accounted for as capital leases and purchases of noncontrolling interests. Certain contracts associated with facilities that are built to provide product to a specific customer are required to be accounted for as leases and such spending is reflected as a use of cash within cash provided by operating activities, if the arrangement qualifies as a capital lease. Additionally, the purchase of noncontrolling interests in a subsidiary is accounted for as an equity transaction and is reflected as a financing activity in the statement of cash flows.

Below is a reconciliation of capital expenditures on a GAAP basis to a non-GAAP measure.

	Three Months Ended 31 December
	2014	2013
Capital expenditures – GAAP basis	$469.1	$391.1
Capital lease expenditures	31.9	48.1
Purchase of noncontrolling interests in a subsidiary	—	.5
Capital expenditures – Non-GAAP basis	$501.0	$439.7

FY2015 Forecast
Capital expenditures – GAAP basis	$1,650-1,800
Capital lease expenditures	50-100
Capital expenditures – Non-GAAP basis	$1,700-1,900

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

CONSOLIDATED INCOME STATEMENTS

(Unaudited)

	Three Months Ended 31 December
(Millions of dollars, except for share data)	2014	2013
Sales	$2,560.8	$2,545.5
Cost of sales	1,831.0	1,865.9
Selling and administrative	258.2	280.9
Research and development	35.4	33.5
Business restructuring and cost reduction actions	32.4	—
Gain on previously held equity interest	17.9	—
Other income (expense), net	8.3	20.4
Operating Income	430.0	385.6
Equity affiliates’ income	43.1	38.2
Interest expense	29.1	33.3
Income from Continuing Operations before Taxes	444.0	390.5
Income tax provision	106.5	94.5
Income from Continuing Operations	337.5	296.0
Income from Discontinued Operations, net of tax	—	3.1
Net Income	337.5	299.1
Less: Net Income Attributable to Noncontrolling Interests	12.9	8.9
Net Income Attributable to Air Products	$324.6	$290.2

Net Income Attributable to Air Products
Income from continuing operations	$324.6	$287.1
Income from discontinued operations	—	3.1
Net Income Attributable to Air Products	$324.6	$290.2

Basic Earnings Per Common Share Attributable to Air Products
Income from continuing operations	$1.52	$1.36
Income from discontinued operations	—	.01
Net Income Attributable to Air Products	$1.52	$1.37

Diluted Earnings Per Common Share Attributable to Air Products
Income from continuing operations	$1.50	$1.34
Income from discontinued operations	—	.01
Net Income Attributable to Air Products	$1.50	$1.35

Weighted Average Common Shares — Basic (in millions)	214.2	211.8
Weighted Average Common Shares — Diluted (in millions)	216.6	214.3
Dividends Declared Per Common Share — Cash	$.77	$.71

Other Data from Continuing Operations
Depreciation and amortization	$235.5	$234.2
Capital expenditures on a Non-GAAP basis	501.0	439.7
(see page 6 for reconciliation)

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Millions of dollars)	31 December 2014	30 September 2014
Assets
Current Assets
Cash and cash items	$238.8	$336.6
Trade receivables, net	1,430.4	1,486.0
Inventories	709.7	706.0
Contracts in progress, less progress billings	143.0	155.4
Prepaid expenses	76.4	87.8
Other receivables and current assets	538.9	523.0
Total Current Assets	3,137.2	3,294.8
Investment in net assets of and advances to equity affiliates	1,252.2	1,257.9
Plant and equipment, at cost	20,256.5	20,223.5
Less: accumulated depreciation	10,648.9	10,691.4
Plant and equipment, net	9,607.6	9,532.1
Goodwill, net	1,200.7	1,237.3
Intangible assets, net	585.2	615.8
Noncurrent capital lease receivables	1,397.6	1,414.9
Other noncurrent assets	454.9	426.3
Total Noncurrent Assets	14,498.2	14,484.3
Total Assets	$17,635.4	$17,779.1

Liabilities and Equity
Current Liabilities
Payables and accrued liabilities	$1,585.1	$1,591.0
Accrued income taxes	79.1	78.0
Short-term borrowings	1,283.5	1,228.7
Current portion of long-term debt	54.2	65.3
Total Current Liabilities	3,001.9	2,963.0
Long-term debt	4,751.3	4,824.5
Other noncurrent liabilities	1,070.7	1,187.5
Deferred income taxes	1,019.5	995.5
Total Noncurrent Liabilities	6,841.5	7,007.5
Total Liabilities	9,843.4	9,970.5

Redeemable Noncontrolling Interest	288.7	287.2

Air Products Shareholders’ Equity	7,351.5	7,365.8
Noncontrolling Interests	151.8	155.6
Total Equity	7,503.3	7,521.4
Total Liabilities and Equity	$17,635.4	$17,779.1

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended 31 December
(Millions of dollars)	2014	2013
Operating Activities
Net Income	$337.5	$299.1
Less: Net income attributable to noncontrolling interests	12.9	8.9
Net income attributable to Air Products	324.6	290.2
Income from discontinued operations	—	(3.1)
Income from continuing operations attributable to Air Products	324.6	287.1
Adjustments to reconcile income to cash provided by operating activities:
Depreciation and amortization	235.5	234.2
Deferred income taxes	26.2	33.0
Gain on previously held equity interest	(17.9)	—
Undistributed earnings of unconsolidated affiliates	(31.3)	1.5
Share-based compensation	11.9	11.8
Noncurrent capital lease receivables	(8.1)	(10.0)
Other adjustments	(60.5)	12.7
Working capital changes that provided (used) cash, excluding effects of acquisitions and divestitures:
Trade receivables	22.3	(17.7)
Inventories	(16.0)	11.9
Contracts in progress, less progress billings	6.8	32.6
Other receivables	(27.3)	(.9)
Payables and accrued liabilities	5.0	(65.2)
Other working capital	15.4	15.2
Cash Provided by Operating Activities	486.6	546.2
Investing Activities
Additions to plant and equipment	(446.5)	(391.1)
Acquisitions, less cash acquired	(22.6)	—
Proceeds from sale of assets and investments	3.7	5.5
Other investing activities	2.2	—
Cash Used for Investing Activities	(463.2)	(385.6)
Financing Activities
Long-term debt proceeds	.9	1.4
Payments on long-term debt	(38.5)	(434.0)
Net increase in commercial paper and short-term borrowings	54.0	339.1
Dividends paid to shareholders	(164.4)	(149.9)
Proceeds from stock option exercises	42.1	19.9
Excess tax benefit from share-based compensation	13.4	4.1
Other financing activities	(19.4)	(18.8)
Cash Used for Financing Activities	(111.9)	(238.2)
Discontinued Operations
Cash provided by operating activities	—	.7
Cash provided by investing activities	—	9.8
Cash used for financing activities	—	—
Cash Provided by Discontinued Operations	—	10.5
Effect of Exchange Rate Changes on Cash	(9.3)	4.3
Decrease in Cash and Cash Items	(97.8)	(62.8)
Cash and Cash Items – Beginning of Year	336.6	450.4
Cash and Cash Items – End of Period	$238.8	$387.6

Supplemental Cash Flow Information
Cash paid for taxes (net of cash refunds)	$62.5	$31.4

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

SUMMARY BY BUSINESS SEGMENTS

(Unaudited)

(Millions of dollars)	Industrial Gases– Americas	Industrial Gases– EMEA	Industrial Gases– Asia	Industrial Gases– Global	Materials Technologies	Energy- from- Waste	Corporate and other	Total
Three Months Ended 31 December 2014
Sales	$1,003.0	$500.8	$398.7	$59.0	$524.0	$—	$75.3	$2,560.8
Operating income	211.2	81.3	90.5	(17.9)	104.6	(2.5)	(22.7)	444.5
Depreciation and amortization	103.6	51.1	49.6	4.3	24.0	—	2.9	235.5
Equity affiliates’ income	17.2	10.3	14.6	.4	.6	—	—	43.1

Three Months Ended 31 December 2013
Sales	$943.9	$549.9	$395.3	$67.2	$479.5	$—	$109.7	$2,545.5
Operating income	184.5	85.2	82.7	(10.3)	64.3	(2.9)	(17.9)	385.6
Depreciation and amortization	104.0	54.9	46.4	1.7	24.5	—	2.7	234.2
Equity affiliates’ income	17.6	9.7	9.6	.7	.6	—	—	38.2

Total Assets
31 December 2014	$6,225.4	$3,414.7	$4,106.1	$345.2	$1,790.3	$689.4	$1,064.3	$17,635.4
30 September 2014	6,240.7	3,521.0	4,045.6	389.4	1,835.7	591.9	1,154.8	17,779.1

Below is a reconciliation of segment total operating income to consolidated operating income:

	Three Months Ended 31 December
Operating Income	2014	2013
Segment total	$444.5	$385.6
Business restructuring and cost reduction actions	(32.4)	—
Gain on previously held equity interest	17.9	—
Consolidated Total	$430.0	$385.6

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(Millions of dollars, unless otherwise indicated)

1. BUSINESS RESTRUCTURING

On 18 September 2014, we announced plans to reorganize the Company, including realignment of our businesses in new reporting segments and other organizational changes, effective as of 1 October 2014. As a result of this reorganization, we will incur ongoing severance and other charges. In the first quarter of 2015, we recognized an expense of $32.4 ($21.7 after-tax, or $.10 per share) relating to the elimination of approximately 450 positions. During the fourth quarter of 2014, an expense of $12.7 ($8.2 after-tax, or $.04 per share) was incurred relating to the elimination of approximately 50 positions. Additional charges will be recorded in future periods as the Company commits to specific actions.

2. BUSINESS SEGMENT INFORMATION

Effective 1 October 2014, we began operating under a new structure and reporting our results under the following seven new segments:

•	Industrial Gases – Americas

•	Industrial Gases – EMEA (Europe, Middle East, and Africa)

•	Industrial Gases – Asia

•	Industrial Gases – Global

•	Materials Technologies

•	Energy-from-Waste

•	Corporate and other

Each of the three regional Industrial Gases segments (Americas, EMEA, Asia) includes, with respect to such region, onsite Air Separation Units (ASUs producing primarily oxygen, nitrogen and argon), Hydrogen/HyCO Plants (producing primarily hydrogen, carbon monoxide, syngas and steam), and the regional Merchant Gases businesses (including liquid/bulk, packaged gases and related equipment). The Industrial Gases – Global segment includes atmospheric sale of equipment businesses, such as ASUs and noncryogenic generators, as well as global resources associated with the Industrial Gases business. The Materials Technologies segment includes the Electronics Materials and Performance Materials businesses, but excludes the previous Electronics tonnage gases business which is now part of the three regional Industrial Gases segments. The Energy-from-Waste segment consists of the Tees Valley projects in the United Kingdom. The Corporate and other segment includes two on-going global businesses (our liquefied natural gas, or LNG, sale of equipment business and our helium storage and distribution vessel sale of equipment business), the polyurethane intermediates business that was exited in early fiscal year 2014, and corporate support functions that benefit all of the business segments. Support functions that support a specific business are allocated directly to the related segment.

Prior year information conforms with the fiscal year 2015 presentation. For additional historical financial information comparable to the 2015 presentation, see our Form 8-K filed on 5 January 2015.

3. BUSINESS COMBINATIONS

On 30 December 2014, we acquired our partner’s equity ownership interest in a liquefied industrial gases production joint venture in North America for $22.6, which increased our ownership from 50% to 100%. The transaction was accounted for as a business combination, and subsequent to the acquisition, the results are consolidated within our Industrial Gases – Americas segment. The assets acquired, primarily plant and equipment, were recorded at their fair market values as of the acquisition date.

The acquisition date fair value of the previously held equity interest was determined using a discounted cash flow analysis under the income approach. The three months ended 31 December 2014 include a gain of $17.9 ($11.2 after-tax, or $.05 per share) as a result of revaluing our previously held equity interest to fair value as of the acquisition date. This gain is reflected on the consolidated income statements as “Gain on previously held equity interest.”